UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2017

EAGLE MATERIALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3811 TURTLE CREEK BLVD., SUITE 1100 DALLAS, TEXAS		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 10, 2017, Eagle Materials Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition (the “Acquisition”) of certain assets of Cemex Construction Materials Atlantic, LLC (the “Seller”). The Acquisition was completed pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated September 11, 2016, by and between the Company and the Seller.

The assets (the “Assets”) acquired by the Company in the Acquisition (the “Fairborn Business”) include a cement plant located in Fairborn, Ohio, a cement distribution terminal located in Columbus, Ohio, and certain other related assets.

The Company assumed certain liabilities and obligations in the Acquisition, including contractual obligations, reclamation obligations and various other liabilities and obligations arising out of or relating to the Assets and the Fairborn Business.

The purchase price (the “Purchase Price”) paid by the Company for the Acquisition was approximately $400 million in cash, subject to a customary post-closing inventory adjustment as provided in the Asset Purchase Agreement. The Purchase Price was funded through cash on hand and borrowings under the Company’s Third Amended and Restated Credit Agreement, dated as of October 30, 2014, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (as amended from time to time, the “Credit Agreement”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01 is hereby incorporated by reference into this Item 2.03. Approximately $240 million was borrowed under the Credit Agreement to fund the payment of the Purchase Price.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements and the notes related thereto of the Fairborn Business for the year ended December 31, 2015 and the unaudited financial statements and the notes related thereto of the Fairborn Business for the nine-months ended September 30, 2015 and 2016 will be filed as an exhibit to a subsequent Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements and the notes related thereto of the Company as of September 30, 2016 and for the six months ended September 30, 2016 and the fiscal year ended March 31, 2016 will be filed as an exhibit to a subsequent Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General
Counsel and Secretary

Date: February 10, 2017